Exhibit 5.1

                                  LEGAL OPINION

                     WILLIAMS, CALIRI, MILLER & OTLEY, P.C.
                                  P.O. Box 995
                          Wayne, New Jersey 07474-0995

                                                               November 17, 2003
Greater Community Bancorp
55 Union Boulevard
Totowa, New Jersey 07512

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the "Registration Statement") by Greater Community Bancorp (the "Company") relating to 54,695 shares of the Company's Common Stock, $0.50 par value per shares (the "Securities") to be offered pursuant to the Greater Community Bancorp 2001 Stock Option Plan for Nonemployee Directors (the "Plan").

We have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, agreements, instruments and certificates of public officials of the State of New Jersey and of officers of the Company as we have deemed necessary or appropriate in order to express the opinion hereinafter set forth.

Based upon the foregoing, we are of the opinion that, when the Securities have been duly issued as contemplated by the Registration Statement (including the Prospectus which is not filed herewith) and the Plan and for the consideration determined in accordance with the terms of the Plan, the Securities will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New Jersey, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the use of this opinion as an Exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

WILLIAMS, CALIRI, MILLER & OTLEY, P.C.